SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 18, 2005 (November 14, 2005)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices
Zip Code

(702) 212-4530

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 5, 2005, WinWin Gaming, Inc. (the “Company”) reported its entry into a Joint Venture Agreement (the “Joint Venture Agreement”) with Solidus Networks, Inc., d/b/a PayByTouch Solutions (“PBT”), dated September 30, 2005, pursuant to which, PBT loaned the Company one million dollars ($1,000,000). The Company also issued and delivered a Secured Promissory Note (the “Note”) in favor of PBT evidencing the Loan, which, as amended to date, requires repayment in full on October 14, 2005, at an interest rate of fifteen percent (15%) on all outstanding principal and at a rate of seventeen percent (17%) after default.

On November 14, 2005, the Company and PBT amended the Note to extend the repayment date by an additional eighteen (18) days to December 1, 2005.

The amendment is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1
Allonge #4, dated November 14, 2005, amending Secured Promissory Note by WinWin Gaming, Inc. to Solidus Networks, Inc., as amended by Allonge, dated October 14, 2005, by Allonge #2, dated October 21, 2005 and by Allonge #3, dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005

WINWIN GAMING, INC.

By: /s/ Larry Goldman

Larry Goldman, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Allonge #4, dated November 14, 2005, amending Secured Promissory Note by WinWin Gaming, Inc. to Solidus Networks, Inc., as amended by Allonge, dated October 14, 2005, by Allonge #2, dated October 21, 2005 and by Allonge #3, dated November 3, 2005.